Exhibit 99.1

FOR DISTRIBUTION

UNITED WHOLESALE MORTGAGE ANNOUNCES CLOSING OF

$800 MILLION OF SENIOR NOTES AND INTENTION TO ISSUE A REGULAR ANNUAL

DIVIDEND UPON CLOSING OF BUSINESS COMBINATION

PONTIAC, MI AND LOS ANGELES, CA (November 6, 2020) – United Shore Financial Services, LLC d/b/a United Wholesale Mortgage (“UWM” or the “Company”) today announced the closing of its previously announced private placement of $800 million aggregate principal amount of 5.5% senior notes due 2025. The transaction resulted in approximately $791 million in net proceeds to UWM. This financing follows the previously announced pending business combination (the “Business Combination”) with Gores Holdings IV, Inc. (“Gores Holdings IV”) (NASDAQ CM: GHIV, GHIVU, AND GHIVW), a special purpose acquisition company sponsored by an affiliate of The Gores Group, LLC (“The Gores Group” or “Gores”).

Mat Ishbia, UWM’s president and CEO, stated “It is a testament to the strength of our business and the dedication of our team members and clients that UWM has, for five years, been the largest wholesale lender in the residential mortgage industry without previously accessing the capital markets. On the heels of our best quarter in the company’s 34 year history, UWM continues to capitalize on this success by establishing access to the unsecured debt market as we also proceed down the path of closing our previously announced business combination with Gores Holdings IV to become a public company UWMC. The two transactions, along with our record earnings, provide UWM diverse sources of capital, a solid fortress balance sheet and the resources to continue to invest in technology, grow the wholesale channel and deliver the fastest, easiest and most efficient mortgage options for consumers.”

As a controlling stockholder of UWM Corporation (“UWMC”) post Business Combination, Mr. Ishbia also announced his intention to recommend that the Board of UWMC adopt a policy of issuing a regular annual dividend of $0.40 per share as part of its capital allocation strategy following the consummation of the business combination with Gores Holdings IV. Mr. Ishbia added: “Upon becoming a public company, we intend to continue to manage toward the long term by investing in our business as we have always done in the past, but we also intend to leverage the Company’s consistent and significant free cash flow to enhance stockholder value creation.”

Alec Gores, Chairman and Chief Executive Officer of The Gores Group, stated, “We believe that this successful senior note offering has reinforced the market’s recognition of the impressive organization that Mat and his team have built and will provide them the liquidity to continue to capitalize on growth opportunities in the fast-growing mortgage industry while rewarding stockholders. We strongly support Mat’s intent to adopt a capital allocation policy at UWMC that includes the issuance of an above-market regular dividend that allows stockholders to benefit from the team’s continued success.”

About United Wholesale Mortgage

Headquartered in Pontiac, Michigan, United Wholesale Mortgage is the #1 wholesale lender in the nation five years in a row. UWM provides Independent Mortgage Advisors, across all 50 states and the District of Columbia, with a unique set of innovative technologically driven tools and a value proposition that enables them to offer borrowers compelling financing alternatives. UWM’s exceptional teamwork and laser-like focus on delivering innovative mortgage solutions are driving the company’s ongoing growth and its leadership position as the foremost advocate for mortgage brokers.

About Gores Holdings IV, Inc.

Gores Holdings IV is a special purpose acquisition company sponsored by an affiliate of The Gores Group for the purpose of effecting a merger, acquisition, or similar business combination. Gores Holdings IV completed its initial public offering in January 2020, raising approximately $425 million in cash proceeds. Prior business combinations for special purpose acquisition companies sponsored by affiliates of The Gores Group include: Hostess (Gores Holdings, Inc.), Verra Mobility (Gores Holdings II, Inc.), PAE (Gores Holdings III, Inc.) and recently announced Luminar (Gores Metropoulos, Inc.). Upon the closing of the Business Combination, Gores Holdings IV will change its name to UWM Corporation, and Mat Ishbia will be a controlling stockholder of UWMC.

About The Gores Group, LLC

Founded in 1987 by Alec Gores, The Gores Group is a global investment firm focused on partnering with differentiated businesses that can benefit from the firm’s extensive industry knowledge and decades long experience. Gores Holdings IV and The Gores Group are separate entities with separate management, although there is overlap in size and industry of target acquisition and personnel involved. For more information, please visit www.gores.com.

About the Dividend Policy

Regular annual dividends are expected to be declared and paid quarterly starting in the first quarter following consummation of the Business Combination, based on the preceding quarter’s results, with a record date on or shortly after announcement of UWMC’s quarterly financial results. The quarterly declaration of dividends will be subject to the discretion of UWMC’s Board of Directors, taking into consideration the limitations imposed by UWMC’s governing documents, contractual obligations and other requirements of applicable corporate law.

Additional Information about the Business Combination and Where to Find It

Gores Holdings IV has filed with the SEC a preliminary proxy statement in connection with the proposed Business combination contemplated by the Business Combination Agreement and will mail a definitive proxy statement and other relevant documents to its stockholders. The definitive proxy statement will contain important information about the proposed Business Combination contemplated by the Business Combination Agreement and the other matters to be voted upon at a meeting of stockholders to be held to approve the proposed Business Combination contemplated by the Business Combination Agreement and other matters (the “Special Meeting”). Gores Holdings IV stockholders and other interested persons are advised to read, when available, the preliminary proxy statement, as well as any amendments or supplements thereto, and the definitive proxy statement in connection with Gores Holdings IV’s solicitation of proxies for the Special Meeting because they will contain important information about the proposed Business Combination. When available, the definitive proxy statement will be mailed to Gores Holdings

IV stockholders as of a record date to be established for voting on the proposed Business Combination contemplated by the Business Combination Agreement and the other matters to be voted upon at the Special Meeting. Gores Holdings IV stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: Gores Holdings IV, Inc., 9800 Wilshire Boulevard, Beverly Hills, CA 90212, attention: Jennifer Kwon Chou (jchou@gores.com).

Participants in Solicitation

Gores Holdings IV, Luminar and their respective directors and officers may be deemed participants in the solicitation of proxies of Gores Holdings IV stockholders in connection with the proposed Business Combination. Gores Holdings IV stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Gores Holdings IV in Gores Holdings IV’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 27, 2020. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Gores Holdings IV stockholders in connection with the proposed Business Combination contemplated by the Business Combination Agreement and other matters to be voted upon at the Special Meeting will be set forth in the proxy statement for the proposed Business Combination when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed Business Combination will be included in the proxy statement that Gores Holdings IV files with the SEC.

Forward Looking Statements

This press release may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding (a) the use of the net proceeds of the note offering, (b) the impact of the net proceeds on UWM’s balance sheet and liquidity, (c) UWM’s belief that such liquidity will be sufficient to fund long-term growth and return to stockholders of UWMC, (d) Mr. Ishbia’s intent to request that UWMC adopt the referenced dividend policy; and (e) expectations regarding the timing and size of future dividends. These forward-looking statements are based on UWM’s or Gores Holdings IV’s management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside UWM’s or Gores Holdings IV’s management’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to: (a) the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement and the proposed Business Combination contemplated thereby, including due to the failure to obtain approval of the stockholders of Gores Holdings IV or to satisfy other conditions to closing in the Business Combination Agreement; (b) the impact of macroeconomic and U.S. residential real estate market conditions, including changes in U.S. monetary policies that affect interest rates; (c) UWM’s reliance on its warehouse facilities and the risk of a decrease in the value of the collateral underlying certain of its facilities causing an unanticipated margin call; (d) UWM’s ability to sell loans in the secondary market; (e) UWM’s dependence on the government sponsored entities such as Fannie Mae and Freddie

Mac; (f) the risk that an increase in the value of the MBS UWM sells in forward markets to hedge its pipeline may result in an unanticipated margin call; (g) UWM’s inability to continue to grow, or to effectively manage the growth of, its loan origination volume; (h) UWM’s ability to continue to attract and retain its Independent Mortgage Advisor relationships; and (i) other risks and uncertainties indicated from time to time in the preliminary proxy statement filed by Gores Holdings IV in connection with Gores Holdings IV’s solicitation of proxies for the Special Meeting, including those under “Risk Factors” therein, and other documents filed or to be filed with the SEC by Gores Holdings IV. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made.

Contacts:

For inquiries regarding UWM, please contact:

Nicole Yelland

Public Relations Strategist

United Wholesale Mortgage

800-981-8898 ext. 4815

nyelland@uwm.com

Investor Relations

InvestorRelations@uwm.com

For investor inquiries regarding The Gores Group and affiliates, please contact:

Jennifer Kwon Chou

Managing Director

The Gores Group

310-209-3010

jchou@gores.com

OR

John Christiansen/Cassandra Bujarski

Sard Verbinnen & Co

GoresGroup-SVC@sardverb.com